Exhibit 99.1

CONTACT:	Liz Merritt, Rural/Metro Corporation (investors)
(480) 606-3337
Jeff Stanlis, Hayden Communications (media)
(602) 476-1821

For immediate release

RURAL/METRO ANNOUNCES RESULTS FOR FISCAL 2008 FIRST QUARTER;

FISCAL 2007 FOURTH QUARTER AND FULL YEAR

Highlights from Fiscal 2008 First Quarter Ended September 30, 2007

•	4.5% net revenue growth

•	$348 Average Patient Charge (APC)

•	64 Days’ Sales Outstanding (DSO)

•	15.0% uncompensated care as a percent of gross revenue

•	EBITDA from continuing operations $12.6 million

•	Company provides fiscal 2008 guidance

SCOTTSDALE, Ariz. (Nov. 14, 2007) – Rural/Metro Corporation (Nasdaq: RURL), a leading provider of ambulance and private fire protection services, announced today results for its fiscal 2008 first quarter, which ended September 30, 2007. The quarter reflected continued growth in net revenue, a reduction in uncompensated care and significant growth in cash collections per transport.

The company also reported results for its fiscal 2007 fourth quarter and year ended June 30, 2007, following a delay related to the restatement of certain historical financial results and financial data. The Company will file today with the U.S. Securities and Exchange Commission its amended quarterly reports on Form 10-Q/A for the quarters ended September 30, 2006, December 31, 2006, and March 31, 2007, as well as its annual report on Form 10-K for the fiscal year ended June 30, 2007. These reports will include restated consolidated financial information for the quarterly and interim periods ended September 30, 2005 and 2006, December 31, 2005 and 2006 and March 31 2006 and 2007, and the fiscal year ended June 30, 2005 and 2006. The Company also will file today its quarterly report on Form 10-Q for the first quarter ended September 30, 2007.

Jack Brucker, President and Chief Executive Officer, said, “During the fourth quarter of fiscal 2007 and the first quarter of fiscal 2008, we continued to produce steady year-over-year growth in net revenue through new contract wins, renewals, and same-market expansion efforts; to execute on key strategies to minimize exposure to uncompensated care; and to generate predictable cash flows, as the initiatives we are implementing to improve ambulance collections continue to gain momentum.”

“We continued to trend positively with respect to our ongoing efforts to improve collections and made significant strides in the key operating metrics we use to measure uncompensated care,”

Mr. Brucker said. “During the first quarter, we were also successful in increasing ambulance subsidies by $0.9 million over the prior year to help offset uncompensated care related to uninsured patients.”

The Company’s results reflected significant progress in key operating metrics related to uncompensated care. Since the three months ended March 31, 2007, when the Company began implementation of seven new initiatives designed to minimize exposure to uncompensated care, it has achieved the following:

•	APC increased by $22 per transport to $348 in the first quarter of fiscal 2008 from $326 in the fiscal 2007 third quarter ended March 31, 2007.

•	DSO, a measurement of the average time it takes to collect per transport, improved by three days, to 64 days in the first quarter of fiscal 2008 from 67 days in the fiscal 2007 third quarter.

•	Uncompensated care as a percentage of gross revenue improved to 15.0 percent in the first quarter from 15.2 percent in the third quarter ended March 31, 2007.

Mr. Brucker continued, “These initiatives have driven reductions in contractual allowances and decreases in write-offs for uncompensated care, resulting in a 2.1 percent increase in overall ambulance collection rates. We view this as a significant improvement in uncompensated care.

“It is also important to note that we expect to derive ongoing benefits from the billing and case management initiatives and expect to mark further improvement in these metrics upon implementation of future technology enhancements, including the rollout of our electronic patient care reporting (ePCR) system to the majority of our operations within the next 18 to 24 months.”

Results of Operations for the Quarter Ended September 30, 2007

Consolidated net revenue for the first quarter ended September 30, 2007 increased 4.5 percent, or $5.2 million, to $119.5 million, compared to $114.3 million for the prior year. Ambulance services revenue for the quarter increased 4.3 percent, or $4.1 million, to $100.8 million, compared to $96.7 million for the same period of the prior year. Other services revenue, which includes fire services revenue, increased 6.1 percent, or $1.1 million, to $18.7 million, compared to $17.6 million for the same period of the prior year. On a consolidated basis, period-over-period net revenue growth was driven primarily by same-service area market expansion; new contracts for emergency and non-emergency ambulance services, as well as one new contract for airport fire protection services; higher subsidies negotiated under 911-emergency contracts; and rate increases on master and subscription fire contracts.

Payroll and employee benefits for the quarter increased $3.8 million, or 5.3 percent, to $75.2 million, compared to $71.4 million for the same period of the prior year. The increase was primarily a result of increased wages due to higher transport volumes and new contract start-ups, as well as an increase related to the fiscal 2008 management incentive plan accrual.

Other operating expenses for the first quarter increased $3.6 million, or 15.2 percent, to $27.3 million, compared to $23.7 million for the same period of the prior year. The increase included $0.8 million in professional fees related to the adoption of FIN 48 for tax purposes and $0.7 million in legal, audit and Sarbanes-Oxley fees as a result of the financial restatement. In addition, the Company experienced a $0.8 million increase in vehicle maintenance, a $0.5 million increase in property lease expense and an increase in operating supplies and fuel expense as a result of higher transport volume and new contract start-ups.

Auto and general liability expense for the fiscal 2008 first quarter decreased $0.2 million, or 4.4 percent, to $3.8 million from $4.0 million in the first quarter of fiscal 2007. The decrease was primarily due to lower claims reserve accruals under the Company’s auto liability program.

Net income for the first quarter was $0.4 million, or earnings of $0.02 per diluted share, compared to net income of $1.7 million, or earnings of $0.07 per diluted share, for the same prior-year period.

First-quarter EBITDA from continuing operations was $12.6 million compared to $14.4 million for the same prior-year period.

Earnings Before Interest, Taxes, Depreciation and Amortization including goodwill impairment (EBITDA) from continuing operations is a key indicator used by management to evaluate operating performance. While EBITDA from continuing operations is not intended to replace any presentation included in the Company’s consolidated financial statements under generally accepted accounting principles (GAAP) and should not be considered an alternative to operating performance or an alternative to cash flow as a measure of liquidity, the Company believes this measure is useful to investors in assessing its ability to meet future debt service, capital expenditure and working capital requirements. This calculation may differ in method of calculation from similarly titled measures used by other companies. A reconciliation of EBITDA to GAAP financial measures for the three months ended September 30, 2007, and the three and 12 months ended June 30, 2007 is included with this press release and with the Company’s related Form 8-K.

Results of Operations for the Quarter Ended June 30, 2007

Consolidated net revenue for the fourth quarter of fiscal 2007 ended June 30, 2007 increased 3.9 percent, or $4.4 million, to $118.1 million, compared to $113.7 million for the same period of the prior year. Ambulance services revenue increased 3.3 percent, or $3.2 million, to $99.2 million, compared to $96.0 million for the prior year. Other services revenue, which includes fire services, increased 6.9 percent, or $1.2 million, to $18.9 million, compared to $17.7 million for the same prior-year period. On a consolidated basis, period-over-period net revenue growth was driven primarily by same-service area market expansion, new contracts for emergency and non-emergency ambulance services, higher subsidies negotiated under 911-emergency contracts, and rate increases on master and subscription fire contracts.

Payroll and employee benefits for the fourth quarter increased $5.2 million, or 7.7 percent, to $72.5 million, compared to $67.3 million for the same prior-year period. The increase was attributable to a $1.5 million increase in workers’ compensation insurance expenses related to lower non-cash actuarial reserve adjustments compared to the prior year, and a $1.0 million increase in employee health insurance expense due to increased utilization and rising healthcare costs, with the balance primarily due to increased wages from higher transport volume and competitive wage pricing, These expenses were partly offset by a $2.2 million reduction in the Company’s management incentive plan accrual for fiscal 2007.

Other operating expenses for the fourth quarter increased $2.1 million, or 7.4 percent, to $30.5 million, compared to $28.4 million for the same prior-year period. The increase was primarily attributable to a $0.8 million increase in operating supplies, vehicle maintenance and fuel expenses due to added transport volume, and a $0.5 million increase in property lease expenses.

Auto and general liability expense for the fourth quarter was $6.2 million, up from $0.9 million for the fourth quarter of fiscal 2006. The increase was primarily due to a $1.5 million negative actuarial claims adjustment recognized in 2007 compared to a $3.0 million positive actuarial claims adjustment in 2006. In addition, the Company expensed a $0.9 million settlement related to third-party claims administrator fees.

Net loss for the fourth quarter was $1.2 million, or a loss of $0.05 per diluted share, compared to net income of $1.1 million, or earnings of $0.04 per diluted share for the same prior-year period.

Fourth-quarter EBITDA from continuing operations was $8.7 million compared to $17.0 million for the same prior-year period.

Results of Operations for the Fiscal Year Ended June 30, 2007

Consolidated net revenue for fiscal 2007 increased 3.8 percent, or $17.1 million, to $467.6 million, compared to $450.5 million for fiscal 2006. Ambulance and related services revenue increased 2.7 percent, or $10.3 million, to $394.1 million, compared to $383.8 million for the prior year. Other services revenue, including fire protection services, increased 10.2 percent, or $6.8 million, to $73.5 million, compared to $66.7 million for the prior year. On a consolidated basis, period-over-period net revenue growth was driven primarily by same-service area market expansion, new contracts for emergency and non-emergency ambulance services as well as master fire services, higher subsidies negotiated under 911-emergency contracts, and rate increases on master and subscription fire contracts.

Payroll and employee benefits for fiscal 2007 increased $22.4 million, or 8.3 percent, to $291.3 million, compared to $268.9 million for fiscal 2006. The year-over-year increase included a $3.7 million increase in employee health insurance expense due to higher claims paid under the company’s self-insured program, a $2.2 million increase related to the transition of certain San Diego paramedics from independent contractors to Company employees, a $1.6 million increase in executive severance expense, a $1.6 million increase in workers compensation expense, and the balance due to increased wages from higher transport volume and competitive wage pricing. These increases were partly offset by a $4.3 million decrease in the management incentive plan accrual.

Other operating expenses for fiscal 2007 increased $4.7 million, or 4.4 percent, to $112.6 million, compared to $107.9 million for the same prior-year period. The year-over-year increase included a $1.5 million increase in medical supplies related to higher transport volume, a $0.8 million increase in fuel costs, a $1.4 million increase in leased property expense, and a $1.3 million reserve related to negotiations surrounding alleged billing inaccuracies in Ohio from 1997 through 2001. These increases were offset by the reduction in independent contractors expense related to the transition of San Diego paramedics discussed above.

Auto and general liability expense for fiscal 2007 was $18.1 million, up from $13.1 million in fiscal 2006. The increase was primarily due to a $1.1 million negative actuarial claims adjustment recognized in 2007 compared to a $2.8 million positive actuarial claims adjustment in 2006. Additionally, the Company expensed a $0.9 million settlement in fiscal 2007 related to third-party administrator fees.

Net loss for the 12-month period was $1.0 million, or a loss of $0.04 per diluted share, compared to net income of $2.9 million, or earnings of $0.12 per diluted share, for the 12 months ended June 30, 2006.

EBITDA from continuing operations for the 12 months ended June 30, 2007 was $44.1 million, compared to $61.2 million in EBITDA from continuing operations for the same prior-year period.

Fiscal 2008 Financial Guidance

The Company announced financial guidance for the fiscal year ending June 30, 2008. The Company expects EBITDA from continuing operations to be in the range of $50.0 million to $55.0 million, and capital expenditures to be in the range of $13.0 million to $15.0 million.

Key Operating Statistics

Following is a presentation of certain of the Company’s key operating statistics:

	Q4 ‘06 (6/30/06) (4)	Q1 ‘07 (9/30/06)	Q2 ‘07 (12/31/06) (4)	Q3 ‘07 (3/31/07) (4)	Q4 ‘07 (6/30/07) (4)	Q1 ‘08 (9/30/07)
Medical Transports (1)	262,580	261,347	269,939	278,494	275,652	267,915
Average Patient Charge (APC) (2) (4)	$340	$343	$341	$326	$333	$348
Days Sales Outstanding (DSO) (3)	64	66	68	67	65	64

(1)	Medical transports from continuing operations are defined as actual emergency and non-emergency patient transports.

(2)	APC is defined as gross medical transport revenue less provisions for discounts applicable to Medicare, Medicaid and other third-party payers and uncompensated care divided by emergency and non-emergency transports from continuing operations.

(3)	DSO is calculated using the average accounts receivable balance on a rolling 13-month average and net revenue on a rolling 12-month basis and has not been adjusted to eliminate discontinued operations.

(4)	The amounts in these columns were calculated including those operations that were discontinued during the quarter ended September 30, 2007.

Conference Call to Discuss Results

The Company will discuss results in a conference call today beginning at 8 a.m. Pacific/ 11 a.m. Eastern. To access the conference call, dial (888) 819-8015 (domestic) or (913) 981-5519 (international). The call will be broadcast live on the Company’s web site at www.ruralmetro.com. A telephone replay will be available from approximately 2 p.m. (Eastern) today through midnight (Eastern) November 15, 2007. To access the replay, dial 888-203-1112. From international locations, dial (719) 457-0820. The required pass code is 3642507. An archived webcast will be available for 90 days following the call at www.ruralmetro.com.

About Rural/Metro

Rural/Metro Corporation provides emergency and non-emergency ambulance services and private fire protection services in 23 states and approximately 400 communities throughout the United States. For more information, visit the Company’s web site at www.ruralmetro.com.

SAFE HARBOR PROVISIONS FOR FORWARD-LOOKING STATEMENTS

The foregoing reflects the Company’s views about the accounting adjustments, its financial condition, performance and other matters that constitute “forward-looking” statements as such term is defined by the federal securities laws. You can find many of these statements by looking for words such as “may,” “will,” “expect,” “anticipate,” “believe,” “estimate,” “should,” “continue,” “predict,” “preliminary” and similar words used herein. We may also make forward-looking statements in our earnings reports filed with the Securities and Exchange Commission (SEC), earnings calls and other investor communications. These forward-looking statements are subject to the safe harbor protection provided by federal securities laws. These forward-looking statements are subject to numerous risks, uncertainties and assumptions, including those relating to the Company’s future business prospects, working capital, accounts receivable collection, cash flow, EBITDA, capital expenditures, expected trends in uncompensated care, payroll expense, repayment of debt, insurance coverage and claim reserves, capital needs, operating results and compliance with debt facilities. In addition, the Company may face risks and uncertainties related to the effectiveness of its initiatives to reduce uncompensated care, and its ability to collect its accounts receivable and other factors that are listed in its periodic reports filed under the Securities Exchange Act. In addition, the Company may face risks and uncertainties related to its recent restatement including, (1) the failure to timely file its restated financial statements as a result of its ability to complete its 2007 audit, the restatements, or its review of the SEC reports to be filed; (2) the effects of any potential SEC or NASDAQ inquiry with respect to the potential adjustments or the Company’s accounting practices; (3) should NASDAQ seek to delist the Company’s common stock following an untimely SEC filing, the possibility that the NASDAQ Listing Qualifications Panel may not grant the Company’s request for an extension to regain compliance with NASDAQ listing qualifications or the Company’s failure to regain compliance within any extension period, in which case the Company’s common stock would be delisted from the Nasdaq Stock Market; (4) the effects of any required restatement adjustments to previously issued financial statements and possible material weaknesses in internal control over financial reporting; and (5) the additional risks and uncertainties and important factors detailed from time to time in the Company’s press releases and in its periodic filings under the Securities Exchange Act of 1934. Although the Company believes the expectations reflected in its forward-looking statements are based upon reasonable assumptions, because the statements are subject to risks and uncertainties, the Company can give no assurance that its expectations will be attained or that actual developments and results will not materially differ from those express or implied by the forward-looking statements. Readers are cautioned not to place undue reliance on the statements, which speak only as of the date hereof. The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as may be required by law.

(RURL/F)

###

RURAL/METRO CORPORATION

CONSOLIDATED BALANCE SHEETS

(in thousands, except share data)

	As of June 30,
	2007	2006 (As restated)
ASSETS
Current assets:
Cash and cash equivalents	$6,181	$3,041
Short-term investments	—	6,201
Accounts receivable, net	78,313	83,367
Inventories	8,782	8,828
Deferred income taxes	15,836	13,610
Prepaid expenses and other	18,273	3,191

Total current assets	127,385	118,238
Property and equipment, net	45,521	45,303
Goodwill	37,700	38,362
Deferred income taxes	67,309	70,374
Insurance deposits	1,868	2,842
Other assets	19,547	23,749

Total assets	$299,330	$298,868

LIABILITIES, MINORITY INTEREST AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities:
Accounts payable	$15,271	$14,229
Accrued liabilities	53,358	41,279
Deferred revenue	24,959	24,444
Current portion of long-term debt	41	37

Total current liabilities	93,629	79,989
Long-term debt, net of current portion	280,081	291,337
Other long-term liabilities	24,065	26,135

Total liabilities	397,775	397,461

Minority interest	2,104	2,065

Stockholders’ equity (deficit):
Common stock, $0.01 par value, 40,000,000 shares authorized, 24,737,726 and 24,495,518 shares issued and outstanding at June 30, 2007 and 2006, respectively	247	245
Additional paid-in capital	154,777	153,955
Treasury stock, 96,246 shares at June 30, 2007 and 2006	(1,239)	(1,239)
Accumulated other comprehensive income	294	—
Accumulated deficit	(254,628)	(253,619)

Total stockholders’ equity (deficit)	(100,549)	(100,658)

Total liabilities, minority interest and stockholders’ equity (deficit)	$299,330	$298,868

RURAL/METRO CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

	(Unaudited)
	Three Months Ended June 30,		Fiscal Year Ended June 30,
	2007	2006 (As restated)	2007	2006 (As restated)
Net revenue	$118,115	$113,748	$467,611	$450,527

Operating expenses:
Payroll and employee benefits	72,501	67,295	291,311	268,850
Depreciation and amortization	3,013	2,896	12,132	11,118
Other operating expenses	30,545	28,442	112,628	107,915
Auto/general liability insurance expense	6,192	923	18,094	13,143
Loss on goodwill impairment	662	—	662	—
Loss (gain) on sale of assets	61	(9)	61	(1,311)

Total operating expenses	112,974	99,547	434,888	399,715

Operating income	5,141	14,201	32,723	50,812
Interest expense	(7,788)	(7,875)	(31,518)	(31,025)
Interest income	104	123	517	548

Income (loss) from continuing operations before income taxes and minority interest	(2,543)	6,449	1,722	20,335
Income tax benefit (provision)	1,555	(4,047)	(1,609)	(10,749)
Minority interest	(131)	(108)	(1,389)	(759)

Income (loss) from continuing operations	(1,119)	2,294	(1,276)	8,827
Income (loss) from discontinued operations, net of income taxes	(57)	(1,241)	267	(5,947)

Net income (loss)	$(1,176)	$1,053	$(1,009)	$2,880

Income (loss) per share:
Basic -
Income (loss) from continuing operations	$(0.05)	$0.09	$(0.05)	$0.36
Income (loss) from discontinued operations	(0.00)	(0.05)	0.01	(0.24)

Net income (loss)	$(0.05)	$0.04	$(0.04)	$0.12

Diluted -
Income (loss) from continuing operations	$(0.05)	$0.09	$(0.05)	$0.36
Income (loss) from discontinued operations	(0.00)	(0.05)	0.01	(0.24)

Net income (loss)	$(0.05)	$0.04	$(0.04)	$0.12

Average number of common shares outstanding - Basic	24,695	24,468	24,604	24,359

Average number of common shares outstanding - Diluted	24,695	24,910	24,604	24,842

RURAL/METRO CORPORATION

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	Fiscal Year Ended June 30,
	2007	2006 (As restated)
Cash flows from operating activities:
Net income (loss)	$(1,009)	$2,880
Adjustments to reconcile net income to net cash provided by operating activities -
Depreciation and amortization	12,132	11,351
Accretion of 12.75% Senior Discount Notes	7,784	6,895
Deferred income taxes	656	5,299
Non-cash adjustments to insurance claims reserves	(4,674)	(8,440)
Amortization of deferred financing costs	2,191	2,367
Gain on sale of property and equipment	(614)	(1,412)
Goodwill impairment in continuing operations	662	—
Goodwill impairment in discontinued operations	—	982
Earnings of minority shareholder	1,389	759
Stock based compensation (benefit) expense	(7)	28
Change in assets and liabilities -
Accounts receivable	5,054	(11,381)
Inventories	46	(350)
Prepaid expenses and other	(3,249)	4,175
Insurance deposits	974	3,744
Other assets	2,197	1,396
Accounts payable	1,728	(1,354)
Accrued liabilities	2,171	1,671
Deferred revenue	515	2,286
Other liabilities	1,696	5,200

Net cash provided by operating activities	29,642	26,096

Cash flows from investing activities:
Sales of short-term investments	21,751	56,150
Purchases of short-term investments	(15,550)	(62,351)
Capital expenditures	(13,249)	(15,173)
Proceeds from the sale of property and equipment	777	1,806

Net cash used in investing activities	(6,271)	(19,568)

Cash flows from financing activities:
Repayment of debt	(19,036)	(22,496)
Distributions to minority shareholders	(1,350)	(305)
Issuance of common stock	504	731
Cash paid for debt issuance costs	(676)	—
Tax benefit from the exercise of stock options	327	895

Net cash used in financing activities	(20,231)	(21,175)

Increase (decrease) in cash and cash equivalents	3,140	(14,647)
Cash and cash equivalents, beginning of period	3,041	17,688

Cash and cash equivalents, end of period	$6,181	$3,041

Supplemental disclosure of non-cash operating activities:
Increase in other current assets and accrued liabilities for general liability insurance claim	$11,565	$—

Supplemental disclosure of non-cash investing activities:
Property and equipment funded by liabilities	$47	$1,000

Supplemental cash flow information:
Cash paid for interest	$22,567	$21,359
Cash paid for income taxes, net	499	607

RURAL/METRO CORPORATION

RECONCILIATION OF EBITDA TO CASH FLOWS

PROVIDED BY OPERATING ACTIVITIES

(unaudited)

(in thousands)

	Three Months Ended June 30,		Fiscal Year Ended June 30,
	2007	2006 (As restated)	2007	2006 (As restated)
Income (loss) from continuing operations	$(1,119)	$2,294	$(1,276)	$8,827
Add back:
Depreciation and amortization	3,013	2,896	12,132	11,118
Goodwill impairment	662	—	662	—
Interest expense on borrowings	5,166	5,482	21,543	21,763
Amortization of deferred financing costs	566	575	2,191	2,367
Accretion of 12.75% Senior Discount Notes	2,056	1,818	7,784	6,895
Interest income	(104)	(123)	(517)	(548)
Income tax (benefit) provision	(1,555)	4,047	1,609	10,749

EBITDA from continuing operations	$8,685	$16,989	$44,128	$61,171
EBITDA from discontinued operations	(58)	(1,740)	411	(7,872)

Total EBITDA	$8,627	$15,249	$44,539	$53,299
The items listed below have not been included as adjustments in the above calculation of EBITDA:
Stock based compensation (benefit) expense	—	5	(7)	28
(Gain) loss on sale of property and equipment	61	(110)	(614)	(1,412)
Debt amendment fees	—	218	214	718
Executive severance	473	—	1,606	—

Adjusted EBITDA from all operations	$9,161	$15,362	$45,738	$52,633
Increase (decrease):
Items added back to arrive at EBITDA from continuing operations	(9,804)	(14,695)	(45,404)	(52,344)
Items added back to arrive at EBITDA from discontinued operations:
Income tax benefit (provision) on discontinued operations	1	506	(144)	3,140
Depreciation and amortization on discontinued operations	—	(7)	—	(233)
Goodwill impairment in discontinued operations	—	—	—	(982)
Items added back to arrive at Adjusted EBITDA	(534)	(113)	(1,199)	666
Depreciation and amortization	3,013	2,903	12,132	11,351
Accretion of 12.75% Senior Discount Notes	2,056	1,818	7,784	6,895
Deferred income taxes	(1,843)	2,837	656	5,299
Non-cash adjustments to insurance claims reserves	(1,474)	(6,053)	(4,674)	(8,440)
Amortization of deferred financing costs	566	575	2,191	2,367
Goodwill impairment	662	—	662	982
Earnings of minority shareholder	131	108	1,389	759
(Gain) loss on sale of property and equipment	61	(110)	(614)	(1,412)
Stock based compensation (benefit) expense	—	5	(7)	28
Changes in operating assets and liabilities	5,251	7,563	11,132	5,387

Net cash provided by operating activities	$7,247	$10,699	$29,642	$26,096

RURAL/METRO CORPORATION

CONSOLIDATED BALANCE SHEETS

(in thousands, except share data)

	(Unaudited) September 30, 2007	June 30, 2007
ASSETS
Current assets:
Cash and cash equivalents	$4,009	$6,181
Short-term investments	2,500	—
Accounts receivable, net	82,734	78,313
Inventories	8,845	8,782
Deferred income taxes	15,696	15,836
Prepaid expenses and other	17,814	18,273

Total current assets	131,598	127,385
Property and equipment, net	44,743	45,521
Goodwill	37,700	37,700
Deferred income taxes	59,746	67,309
Insurance deposits	2,353	1,868
Other assets	16,907	19,547

Total assets	$293,047	$299,330

LIABILITIES, MINORITY INTEREST AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities:
Accounts payable	$16,271	$15,271
Accrued liabilities	60,926	53,358
Deferred revenue	25,056	24,959
Current portion of long-term debt	42	41

Total current liabilities	102,295	93,629
Long-term debt, net of current portion	277,151	280,081
Other long-term liabilities	24,256	24,065

Total liabilities	403,702	397,775

Minority interest	2,309	2,104

Stockholders’ equity (deficit):
Common stock, $0.01 par value, 40,000,000 shares authorized, 24,737,726 shares issued and outstanding at September 30, 2007 and June 30, 2007	247	247
Additional paid-in capital	154,777	154,777
Treasury stock, 96,246 shares at September 30, 2007 and June 30, 2007	(1,239)	(1,239)
Accumulated other comprehensive income	294	294
Accumulated deficit	(267,043)	(254,628)

Total stockholders’ equity (deficit)	(112,964)	(100,549)

Total liabilities, minority interest and stockholders’ equity (deficit)	$293,047	$299,330

RURAL/METRO CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited)

(in thousands, except per share amounts)

	Three Months Ended September 30,
	2007	2006
Net revenue	$119,491	$114,293

Operating expenses:
Payroll and employee benefits	75,234	71,433
Depreciation and amortization	3,121	2,904
Other operating expenses	27,319	23,692
Auto/general liability insurance expense	3,837	4,012
Loss (gain) on sale of assets	3	(3)

Total operating expenses	109,514	102,038

Operating income	9,977	12,255
Interest expense	(7,750)	(7,785)
Interest income	142	120

Income from continuing operations before income taxes and minority interest	2,369	4,590
Income tax provision	(1,196)	(2,215)
Minority interest	(505)	(773)

Income from continuing operations	668	1,602
Income (loss) from discontinued operations, net of income taxes	(257)	85

Net income	$411	$1,687

Income (loss) per share:
Basic -
Income from continuing operations	$0.03	$0.07
Income (loss) from discontinued operations	(0.01)	0.00

Net income	$0.02	$0.07

Diluted -
Income from continuing operations	$0.03	$0.07
Income (loss) from discontinued operations	(0.01)	0.00

Net income	$0.02	$0.07

Average number of common shares outstanding - Basic	24,738	24,510

Average number of common shares outstanding - Diluted	24,988	24,920

RURAL/METRO CORPORATION

CONSOLIDATED STATEMENTS OF CASH FLOWS

(unaudited)

(in thousands)

	Three Months Ended September 30,
	2007	2006
Cash flows from operating activities:
Net income	$411	$1,687
Adjustments to reconcile net income to net cash provided by operating activities -
Depreciation and amortization	3,140	3,000
Accretion of 12.75% Senior Discount Notes	2,080	1,838
Deferred income taxes	566	1,851
Amortization of deferred financing costs	541	418
Loss (gain) on sale of property and equipment	14	(3)
Earnings of minority shareholder	505	773
Stock based compensation benefit	—	(7)
Change in assets and liabilities -
Accounts receivable	(4,421)	(3,295)
Inventories	(63)	(430)
Prepaid expenses and other	459	(3,233)
Insurance deposits	(485)	578
Other assets	2,045	959
Accounts payable	988	(2,062)
Accrued liabilities	1,879	3,197
Deferred revenue	97	924
Other liabilities	191	(453)

Net cash provided by operating activities	7,947	5,742

Cash flows from investing activities:
Sales of short-term investments	2,500	8,701
Purchases of short-term investments	(5,000)	(5,000)
Capital expenditures	(2,313)	(5,340)
Proceeds from the sale of property and equipment	3	5

Net cash used in investing activities	(4,810)	(1,634)

Cash flows from financing activities:
Repayment of debt	(5,009)	(3)
Distributions to minority shareholders	(300)	—
Issuance of common stock	—	74
Tax benefit from the exercise of stock options	—	134

Net cash (used in) / provided by financing activities	(5,309)	205

Increase (decrease) in cash and cash equivalents	(2,172)	4,313
Cash and cash equivalents, beginning of period	6,181	3,041

Cash and cash equivalents, end of period	$4,009	$7,354

Supplemental disclosure of non-cash operating activities:
Decrease in retained earnings, deferred income taxes and increase in accrued liabilities upon adoption of FIN 48	$12,826	$—

Supplemental disclosure of non-cash investing activities:
Property and equipment funded by liabilities	$12	$294

RURAL/METRO CORPORATION

RECONCILIATION OF EBITDA TO CASH FLOWS

PROVIDED BY OPERATING ACTIVITIES

(unaudited)

(in thousands)

	Three Months Ended September 30,
	2007	2006
Income from continuing operations	$668	$1,602
Add back:
Depreciation and amortization	3,121	2,904
Interest expense on borrowings	5,129	5,529
Amortization of deferred financing costs	541	418
Accretion of 12.75% Senior Discount Notes	2,080	1,838
Interest income	(142)	(120)
Income tax provision	1,196	2,215

EBITDA from continuing operations	$12,593	$14,386
EBITDA from discontinued operations	(458)	233

Total EBITDA	$12,135	$14,619
The items listed below have not been included as adjustments in the above calculation of EBITDA:
Stock based compensation benefit	—	(7)
(Gain) loss on sale of property and equipment	14	(3)
Executive severance	—	1,133

Adjusted EBITDA from all operations	$12,149	$15,742
Increase (decrease):
Items added back to arrive at EBITDA from continuing operations	(11,925)	(12,784)
Items added back to arrive at EBITDA from discontinued operations:
Income tax benefit (provision) on discontinued operations	220	(52)
Depreciation and amortization on discontinued operations	(19)	(96)
Items added back to arrive at Adjusted EBITDA	(14)	(1,123)
Depreciation and amortization	3,140	3,000
Accretion of 12.75% Senior Discount Notes	2,080	1,838
Deferred income taxes	566	1,851
Amortization of deferred financing costs	541	418
Earnings of minority shareholder	505	773
(Gain) loss on sale of property and equipment	14	(3)
Stock based compensation benefit	—	(7)
Changes in operating assets and liabilities	690	(3,815)

Net cash provided by operating activities	$7,947	$5,742